Exhibit 99.3

FREQUENTLY USED TERMS

Unless otherwise stated in this Exhibit 99.3 or the context otherwise requires, references to:

“Available Closing Acquiror Cash” are to (x) all amounts in the trust account (after reduction for the aggregate amount of payments required to be made in connection with any valid stockholder redemptions), plus (y) the aggregate amount of cash that has been funded to and remains with Churchill pursuant to the Subscription Agreements as of immediately prior to the closing;

“Churchill” are to Churchill Capital Corp III, a Delaware Corporation;

“Churchill’s Class A common stock” are, prior to consummation of the Transactions, to Churchill’s Class A common stock, par value $0.0001 per share and, following consummation of the Transactions, to the Class A common stock, par value $0.0001 per share of the post-combination company;

“Churchill’s Class B common stock” are to Churchill’s Class B common stock, par value $0.0001 per share;

“Common PIPE Investment” are to the private placement pursuant to which Churchill entered into subscription agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with certain investors whereby such investors have agreed to subscribe for (x) 130,000,000 shares of Churchill’s Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $1,300,000,000 and (y) warrants to purchase 6,500,000 shares of Churchill’s Class A Common Stock (for each share of Churchill’s Class A common stock subscribed, the investor shall receive 1/20th of a warrant to purchase one share of Churchill’s Class A common stock, with each whole warrant having a strike price of $12.50 per share and a 5-year maturity from the closing of the Transactions). The Common PIPE Investment is subject to an original issue discount (payable in additional shares of Churchill’s Class A common stock) of 1% for subscriptions of $250,000,000 or less and 2.5% for subscriptions of more than $250,000,000, which will result in an additional 2,050,000 shares of Churchill’s Class A common stock being issued;

“Common PIPE Investors” are to the investors participating in the Common PIPE Investment;

“Common PIPE Subscription Agreements” are to the common stock subscription agreements entered into (a) by and between Churchill and the PIF (the “PIF Common Subscription Agreement”) and (b) by and among Churchill, Holdings and MultiPlan Parent, on the one hand, and certain investment funds, on the other hand, (the “Other Common Subscription Agreements”), in each case, dated as of July 12, 2020 and entered into in connection with the Common PIPE Investment;

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“Common PIPE Warrants” are to the warrants issued in connection with the Common PIPE Investment;

“common stock” are to Churchill’s Class A common stock and Churchill’s Class B common stock;

“Convertible Notes” are to the senior PIK notes to be issued by Churchill in connection with the Convertible PIPE Investment;

“Convertible PIPE Investment” are to the private placement pursuant to which Churchill entered into subscription agreements (containing commitments to funding that are subject only to conditions that generally align with the conditions set forth in the Merger Agreement) with certain investors whereby such Convertible PIPE Investors have agreed to buy $1,300,000,000 in aggregate principal amount of Convertible Notes;

“Convertible PIPE Investors” are to the investors participating in the Convertible PIPE Investment;

“First Merger Sub” are to Music Merger Sub I, Inc.;

“H&F” or “Hellman & Friedman” are to Hellman & Friedman Capital Partners VIII, L.P.;

“H&F Holder” are to H&F and certain of its affiliates;

“Holdings” are to Polaris Investment Holdings, L.P.;

“KG” are to The Klein Group, LLC;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill, MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub;

“Mergers” are to, together, (i) the merger of First Merger Sub with and into MultiPlan Parent with MultiPlan Parent being the surviving company in the merger (the “First Merger”) and (ii) immediately following and as part of the same transaction as the First Merger, the merger of MultiPlan Parent with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Churchill (the “Second Merger”);

“MultiPlan” are to, unless the context otherwise requires, collectively, MultiPlan Parent and its consolidated subsidiaries;

“MultiPlan Parent” are to Polaris Parent Corp., a Delaware Corporation;

“PIF” are to The Public Investment Fund of The Kingdom of Saudi Arabia;

“Polaris Intermediate” are to Polaris Intermediate Corp., a Delaware corporation and direct, wholly owned subsidiary of the Company;

“Proxy Statement" are to Churchill’s preliminary Proxy Statement dated July 31, 2020;

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“Second Merger Sub” are to Music Merger Sub II LLC;

“Senior PIK Toggle Notes” are to the 8.500% / 9.250% Senior PIK Toggle Notes due 2022 issued by Polaris Intermediate under the Senior PIK Toggle Notes Indenture;

“Senior PIK Toggle Notes Indenture” are to to that certain Indenture, dated as of November 21, 2017, by and among Polaris Intermediate and Wilmington Trust, National Association, as trustee, as amended, restated, modified, supplemented or waived;

“Sponsor” are to Churchill Sponsor III, LLC, a Delaware limited liability company and an affiliate of M. Klein and Company in which certain of Churchill’s directors and officers hold membership interests;

“Subscription Agreements” are to, collectively, the Common PIPE Subscription Agreements and the Convertible PIPE Subscription Agreements; and

“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

MultiPlan Parent is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

On February 19, 2020, Churchill consummated its initial public offering (the “Churchill IPO”) of 110,000,000 units, including 10,00,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of Class A common stock and one-fourth of one warrant, each whole warrant to purchase one share of Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $1,100,000,000. Simultaneously with the consummation of the Churchill IPO, Churchill consummated the private placement of 23,000,000 warrants at a price of $1.00 per warrant, generating total proceeds of $23,000,000. Transaction costs amounted to $57,620,020 consisting of $18,402,000 of underwriting fees, $38,500,000 of deferred underwriting fees and $718,020 of other offering costs.

Following the consummation of the Churchill IPO, $1,100,000,000 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for Churchill’s initial public offering, these proceeds will not be released until the earlier of the completion of an initial business combination and Churchill’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

On July 12, 2020, Churchill entered into the Merger Agreement with MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub, which among other things, provides for (i) First Merger Sub to be merged with and into MultiPlan Parent with MultiPlan Parent surviving the First Merger and (ii) MultiPlan Parent to be merged with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Churchill.

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to Holdings, as agent on behalf of Holdings’ equityholders, will be equal to $5,678,000,000 (the “Closing Merger Consideration”) and will be paid in a combination of stock and cash consideration. The cash consideration will be an amount equal to (i) (x) all amounts in the Churchill trust account (after reduction for the aggregate amount of payments required to be made in connection with any valid stockholder redemptions), plus (y) the aggregate amount of cash that has been funded to and remains with Churchill pursuant to the Subscription Agreements as of immediately prior to the closing of the Transactions, minus (ii) the aggregate principal amount of MultiPlan Parent’s outstanding Senior PIK Toggle Notes (excluding any accrued and unpaid interest or applicable premium thereunder) (such amount, the “Closing Cash Consideration”); provided, that in no event will the Closing Cash Consideration be greater than $1,521,000,000. If the closing of the Transactions occurs when less than all of the Convertible PIPE Investment has been funded to Churchill and the Closing Cash Consideration as otherwise determined in accordance with the definition thereof would be less than $1,521,000,000, then (other than in specified circumstances), the Closing Cash Consideration will be increased, notwithstanding such calculation to $1,521,000,000. The remainder of the Closing Merger Consideration will be paid in shares of Churchill’s Class A common stock in an amount equal to $10.00 per share (the “Closing Share Consideration”).

In connection with the execution of the Merger Agreement, certain Churchill stockholders that have entered into the Voting and Support Agreements (the “Voting and Support Agreements”) and the Non-Redemption Agreements (the “Non-Redemption Agreements”) (the “Covered Stockholders”) entered into the Non-Redemption Agreements with Churchill, Holdings and MultiPlan Parent, pursuant to which, among other things, such Covered Stockholders (owning in the aggregate 28,979,500 shares of Churchill’s Class A common stock (the “Covered Shares”)) agreed not to elect to redeem or tender or submit for redemption any shares of Churchill’s Class A common stock held by such Covered Stockholders. The Non-Redemption Agreements generally prohibit the Covered Stockholders from transferring, or permitting to exist any liens on, any Covered Shares held by such Covered Stockholders prior to the termination of the Non-Redemption Agreements, if such lien would prevent such Covered Stockholders from complying with their respective obligations thereunder. Certain of the Non-Redemption Agreements permit the Covered Stockholder party thereto to transfer its Covered Shares following the date that the closing price of the shares of Churchill’s Class A common stock equals or exceeds $15.00 per share, as adjusted for certain events, for any fifteen (15) trading days within any consecutive twenty (20) trading day period commencing on July 30, 2020. A total of 3,550,000 Covered Shares are subject to the foregoing permitted transfer provisions of the Non-Redemption Agreements.

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In connection with and contingent upon the Merger Agreement, MultiPlan Parent and Holdings entered into the Voting and Support Agreements with certain Churchill stockholders pursuant to which such stockholders have agreed to vote in favor of the business combination proposal and the other proposals described in the Proxy Statement. Under the Voting and Support Agreements, when taken together with the Sponsor’s agreement to vote in favor of the proposals described in the Proxy Statement, approximately 41% of the outstanding common stock of Churchill has agreed to vote in favor of the proposals described in this Proxy Statement.

Pursuant to the Common PIPE Investment, Churchill has agreed to issue and sell to the Common PIPE Investors, and the Common PIPE Investors have agreed to purchase, (x) 130,000,000 shares of Churchill’s Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $1,300,000,000, (y) warrants to purchase 6,500,000 shares of Churchill’s Class A common stock (for each share of Churchill’s Class A common stock subscribed, the Common PIPE Investor shall also receive 1/20th of a warrant to purchase one share of Churchill’s Class A common stock, with each whole warrant having a strike price of $12.50 per share and a 5-year maturity from the closing of the Transactions) and (z) an additional 2,050,000 shares of Churchill’s Class A common stock being issued in lieu of an original issue discount (with subscriptions of $250,000,000 or less entitled to a number of shares of Churchill’s Class A common stock equal to a 1% original issue discount and subscriptions of more than $250,000,000 entitled to a number of shares of Churchill’s Class A common stock equal to a 2.5% original issue discount). The shares of Class A common stock described in clause (x) and clause (z) of the preceding sentence are referred to herein as the “Common PIPE Shares.”

Pursuant to the Convertible PIPE Investment, the Convertible PIPE Investors will provide convertible debt financing in the form of Convertible Notes to be issued by Churchill in the aggregate principal amount of $1,300,000,000. The Convertible Notes will mature in seven years. The coupon rate of the Convertible Notes is, at Churchill’s option, 6% per annum payable semi-annually in arrears in cash or 7% per annum payable semi-annually in arrears in-kind. Holders may convert the Convertible Notes into shares of Churchill’s Class A common stock based on a $13.00 conversion price, subject to customary anti-dilution adjustments. The Convertible Notes are being issued with an original issue discount of 2.5%.

Churchill has engaged KG to act as Churchill’s financial advisor in connection with the Mergers. Pursuant to this engagement, Churchill will pay KG a transaction fee of $15,000,000 and a placement fee of $15,500,000 (of which up to $15,000,000 shall be payable in shares of Churchill’s Class A common stock based on $10.00 per share), which shall be earned upon the closing of the Mergers and such engagement shall be terminated in full at such time.

In connection with the Merger Agreement, Churchill issued the unsecured promissory note (the "Note") in the principal amount of $1,500,000 to Churchill Sponsor III, LLC (the "Sponsor"). The Note bears no interest and is repayable in full upon the closing of Mergers. The Sponsor has the option to convert any unpaid balance of the Note into the warrants to purchase Churchill’s Class A common stock pursuant to the terms of the Note, on terms identical to the terms of the private placement warrants (the "Working Capital Warrants"). The terms of any such Working Capital Warrants are identical to the terms of Churchill’s existing private placement warrants held by the Sponsor. The proceeds of the Note will be used to fund expenses related to Churchill’s normal operating expenses and other transactional related expenses.

In order to facilitate the consummation of the Mergers, MultiPlan Parent has agreed to undergo a recapitalization pursuant to which, among other things, the aggregate number of authorized shares of MultiPlan Parent’s common stock will be increased to an aggregate of 30,880,280 shares, consisting of shares of Class A common stock, par value $0.001 per share, each having two votes per-share on all voting matters, and shares of Class B common stock, par value $0.001 per share, each having one vote per-share on all voting matters, and MultiPlan Parent’s existing capital stock will be exchanged for such new shares of Class A common stock and Class B common stock, as applicable.

The consummation of the Mergers will constitute a definitive liquidity event under the agreements governing the Unit awards and as a result all unvested Units will vest immediately prior to such liquidity event. MultiPlan Parent records these awards within shareholders’ equity as an equity contribution from Holdings based on the fair value of the outstanding Units at each reporting period. The settlement of these awards will be made in a combination of cash and shares of Churchill’s Class A common stock and is included in the aggregate consideration paid to MultiPlan Parent Owners.

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Transaction costs include $20,000,000 of transaction bonuses approved by the compensation committee that will be paid to employees, including executive officers, after consummation of the Transactions.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the unaudited condensed balance sheet of Churchill as of June 30, 2020 with the unaudited condensed consolidated balance sheet of MultiPlan Parent as of June 30, 2020, giving effect to the Transactions as if they had been consummated on that date, including the following: (a) the Common PIPE Investment and the Convertible PIPE Investment were funded in full and the securities described above were issued, (b) the Senior PIK Toggle Notes were redeemed in full, (c) 1,500,000 shares of Churchill’s Class A common stock were issued to KG in partial payment of the placement fee as described above, (d) the entire Note was converted into Working Capital Warrants, (e) all of Churchill’s 27,500,000 outstanding shares of Class B common stock were converted to shares of Churchill’s Class A common stock on a one-for-one basis and (f) 415,700,000 shares of Churchill’s Class A common stock were issued as Closing Share Consideration and $1,521,000,000 of Closing Cash Consideration was paid to Holdings as agent on behalf of Holdings’ equityholders.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2020 combines the unaudited condensed statements of income and comprehensive income of Churchill for the six months ended June 30, 2020 with the unaudited condensed consolidated statements of loss and comprehensive loss of MultiPlan Parent for the six months ended June 30, 2020. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2019 combines the audited statements of income and comprehensive income of Churchill for the year ended December 31, 2019 with the audited consolidated statements of income and comprehensive income of MultiPlan Parent for the year ended December 31, 2019. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2020 and the year ended December 31, 2019 give effect to the Transactions as if they had occurred as of January 1, 2019, including the following: (a) the Common PIPE Investment and the Convertible PIPE Investment were funded in full and the securities described above were issued, (b) the Senior PIK Toggle Notes were redeemed in full, (c) 1,500,000 shares of Churchill’s Class A common stock were issued to KG in partial payment of the placement fee as described above, (d) the entire Note converted into Working Capital Warrants, (e) all of Churchill’s 27,500,000 outstanding shares of Class B common stock were converted to shares of Churchill’s Class A common stock on a one-for-one basis and (f) 415,700,000 shares of Churchill’s Class A common stock were issued as Closing Share Consideration and $1,521,000,000 of Closing Cash Consideration was paid to Holdings as agent on behalf of Holdings’ equityholders.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is based on information currently available and the assumptions and estimates described herein. The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Churchill was derived from the unaudited financial statements of Churchill as of and for the six months ended June 30, 2020 and from the audited financial statements of Churchill for the year ended December 31, 2019, included elsewhere in the Proxy Statement. The historical financial information of MultiPlan Parent was derived from the unaudited condensed consolidated financial statements of MultiPlan Parent as of and for the six months ended June 30, 2020 and from the audited consolidated financial statements of MultiPlan Parent for the year ended December 31, 2019, included elsewhere in the Proxy Statement. This information should be read together with Churchill’s and MultiPlan Parent’s audited and unaudited financial statements and related notes, the sections titled “Other Information Related to Churchill,” “Churchill’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “MultiPlan Parent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement.

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Accounting for the Transactions

The Transactions will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Churchill will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of MultiPlan Parent issuing shares of common stock for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill will be recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

MultiPlan Parent has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

• The existing MultiPlan Parent shareholders (the “MultiPlan Parent Owners”) will have the majority ownership interest and voting interest in the combined entity under the no redemptions and maximum redemptions scenarios described below with over 60% ownership and voting interests under both scenarios;

• the combined company’s board of directors will initially consist of nine directors: three of whom will initially be appointed by the H&F Holder, three of whom will initially be appointed by the Sponsor, two independent directors and one of whom will be the combined company’s chief executive officer. Two additional members will also be appointed as independent directors by the H&F Holder (subject to the Sponsor’s consent); and

• MultiPlan Parent is the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Transactions and the location of the combined company’s headquarters, noting that the preponderance of evidence as described above is indicative that MultiPlan Parent is the accounting acquirer in the Transactions.

Description of the Transactions

The following represents the aggregate stock consideration issued by Churchill at the closing of the Transactions (the “Closing”) assuming that the Closing Share Consideration consists of 415,700,000 newly issued shares of Churchill valued at $10.00 per share, the Closing Cash Consideration is $1,521.0 million and (x) no Churchill public shareholder seeks redemption of Churchill public shares or (y) the maximum number of redemptions of Churchill public shares that meet all of the conditions to permit consummation of the Transactions.

(in millions)	Assuming No Redemptions	Assuming Maximum Redemptions*
Share issuance to MultiPlan Parent Owners(1)	$4,157.0	$4,157.0
Shares previously issued to Churchill public shareholders(1)	1,100.0	254.3
Share issuance to the Sponsor (or any of its affiliates)(1)(2)	290.0	290.0
Share issuance to Purchasers of the Common PIPE Shares(1)	1,321.0	1,321.0
Share consideration – at Closing(3)	$6,868.0	$6,022.3

*Shares subject to the Maximum Redemption is determined by assuming the trust cash available for redemption is $1,100,000,000, the redemption price is $10.00 per share and 25,429,500 Covered Shares will not be redeemed due to the Non-Redemption Agreements.

(1) Shares of Churchill issued as set forth in the Merger Agreement at a price of  $10.00 per share.

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(2) Includes 1,500,000 shares of Churchill’s Class A common stock to be issued to KG in partial payment of the placement fee as described above. Assumes all of Churchill’s 27,500,000 outstanding shares of Class B common stock are converted in the Transactions to shares of Churchill’s Class A common stock on a one-for-one basis.

(3) Excludes the impact of the shares of common stock underlying the (a) Common PIPE Warrants, (b) Convertible Notes, (c) Working Capital Warrants, (d) warrants issued in the Churchill IPO and (e) the private placement warrants. See Note 3 to Unaudited Pro Forma Condensed Combined Financial Information, “Earnings Per Share.”

The value of share consideration issuable at the Closing to the MultiPlan Parent Owners and the Churchill public shareholders is assumed to be $10.00 per share. The Transactions are accounted for as a reverse recapitalization, therefore any change in Churchill’s trading price will not impact the pro forma financial statements because MultiPlan Parent will account for the acquisition of Churchill based on the amount of net assets acquired upon consummation.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of cash redemptions of Churchill’s common stock:

• Assuming No Redemptions:   This presentation assumes that no Churchill public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Churchill’s trust account.

• Assuming Maximum Redemptions:   This presentation assumes that Churchill public stockholders holding 84.6 million of Churchill’s public shares (i.e., all of Churchill’s public shares other than those Covered Shares that are not subject to permitted transfer provisions in the Non-Redemption Agreements as described above) exercise their redemption rights and that such shares are redeemed for their pro rata share (assuming $10.00 per share) of the funds in Churchill’s trust account for aggregate redemption proceeds of  $845.7 million. Under the Merger Agreement, the consummation of the Transactions is conditioned upon, among other things, the amount of Available Closing Acquiror Cash not being less than $2,700.0 million. This scenario gives effect to the maximum number of redemptions that meet all of the conditions to permit consummation of the Transactions.

The following summarizes the pro forma shares outstanding under the two scenarios:

(shares in millions)	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
Share issuance to the MultiPlan Parent Owners	415.7		415.7
Total MultiPlan Parent Owners shares	415.7	60.5%	415.7	69.0%
Shares held by current Churchill public shareholders	110.0		110.0
Less: public shares redeemed(1)	—		84.6
Total held by current Churchill public shareholders	110.0	16.0%	25.4	4.2%
Shares held by the Sponsor (or any of its affiliates)(2)	29.0	4.2%	29.0	4.8%
Common PIPE Shares	132.1	19.2%	132.1	21.9%
Net Churchill shares, Sponsor Shares and Common PIPE Shares	271.1	39.5%	186.5	31.0%
Pro Forma Shares Outstanding(3)	686.8	100.0%	602.2	100.0%

(1) Public shares estimated to be redeemed calculated as 110.0 million public shares outstanding less 25.4 million Covered Shares that will not be redeemed due to the Non-Redemption Agreements.

(2) Includes 1,500,000 shares of Churchill’s Class A common stock to be issued to KG in partial payment of the placement fee as described above. Assumes all of Churchill’s 27,500,000 outstanding shares of Class B common stock are converted in the Transactions to shares of Churchill’s Class A common stock on a one-for-one basis, including 12,404,080 of such shares that will unvest as of the closing of the Transactions and will revest at such time as, during the 4-year period starting on the 1-year anniversary of the closing of the Transactions and ending on the 5-year anniversary of the closing of the Transactions, the closing price of Churchill’s Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period.

(3) Pro Forma Shares Outstanding includes Closing Share Consideration of 415.7 million shares and the Common PIPE Shares but does not give effect to the shares of common stock underlying the Common PIPE Warrants, Convertible Notes and Working Capital Warrants.

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Pro Forma Condensed Combined Balance Sheet
As of June 30, 2020
(Unaudited)
(in thousands, except share and per share data)

	As of June 30, 2020				As of June 30, 2020			As of June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Combined (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Assets
Current assets:
Cash and cash equivalents	$2,956	$178,860	$1,104,209	(A)	$995,130	$1,104,209	(A)	$149,130
	—	—	(38,500)	(B)	—	(38,500)	(B)	—
	—	—	(38,000)	(C)	—	(38,000)	(C)	—
	—	—	(51,745)	(D)	—	(51,745)	(D)	—
	—	—	1,300,000	(E)	—	1,300,000	(E)	—
	—	—	1,267,500	(F)	—	1,267,500	(F)	—
	—	—	(1,210,650)	(G)	—	(1,210,650)	(G)	—
	—	—	1,500	(J)	—	1,500	(J)	—
	—	—	(1,521,000)	(K)	—	(1,521,000)	(K)	—
	—	—	—		—	(846,000)	(N)	—
Trade accounts receivable, net	—	54,004	—		54,004	—		54,004
Prepaid expenses and other current assets	398	3,456	—		3,854	—		3,854
Prepaid software and maintenance	—	8,616	—		8,616	—		8,616
Prepaid taxes	—	7,686	—		7,686	—		7,686
Total current assets	3,354	252,622	813,314		1,069,290	(32,686)		223,290
Marketable securities held in Trust Account	1,104,209	—	(1,104,209)	(A)	—	(1,104,209)	(A)	—
Property and equipment, net	—	182,011	—		182,011	—		182,011
Operating lease right-of-use asset	—	25,887	—		25,887	—		25,887
Goodwill	—	4,142,013	—		4,142,013	—		4,142,013
Client relationships intangible, net	—	2,998,649	—		2,998,649	—		2,998,649
Provider network intangible, net	—	653,667	—		653,667	—		653,667
Other intangibles, net	—	67,300	—		67,300	—		67,300
Other assets	1	11,040	—		11,041	—		11,041
Total assets	$1,107,564	$8,333,189	$(290,895)		$9,149,858	$(1,136,895)		$8,303,858
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,512	$8,352	$(1,390)	(C)	$7,294	$(1,390)	(C)	$7,294
	—	—	(1,180)	(D)	—	(1,180)	(D)	—
Accrued interest	—	17,895	(8,349)	(G)	9,546	(8,349)	(G)	9,546
Income tax payable	452	—	—		452	—		452
Operating lease obligations	—	9,649	—		9,649	—		9,649
Accrued compensation	—	22,855	—		22,855	—		22,855
Accrued legal	—	9,835	—		9,835	—		9,835
Accrued administrative fees	—	3,345	—		3,345	—		3,345
Other accrued expenses	—	11,526	—		11,526	—		11,526
Total current liabilities	1,964	83,457	(10,919)		74,502	(10,919)		74,502
Long-term debt	—	5,406,138	1,023,806	(F)	5,264,729	1,023,806	(F)	5,264,729
	—	—	(1,165,215)	(G)	—	(1,165,215)	(G)	—
Operating lease obligations	—	18,635	—		18,635	—		18,635
Deferred income taxes	—	861,309	56,781	(F)	918,090	56,781	(F)	918,090
Deferred underwriting fee payable	38,500	—	(38,500)	(B)	—	(38,500)	(B)	—
Total liabilities	40,464	6,369,539	(134,047)		6,275,956	(134,047)		6,275,956

See accompanying notes to unaudited pro forma condensed combined financial information.

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	As of June 30, 2020				As of June 30, 2020			As of June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Commitments and contingencies:
Common stock subject to possible redemption	1,062,100		(1,062,100	)(I)	—	(1,062,100	)(I)	—
Shareholders’ equity:
Shareholder interests
Shareholder Shares, 1,000 shares authorized (500 Series A and 500 Series B), issued and outstanding 5 shares of Series A and 5 shares of Series B as of June 30, 2020	—	—	—		—	—		—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—	—		—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; 4,141,928 and no shares issued and outstanding (excluding 105,858,072 and no shares subject to possible redemption) at June 30, 2020	—	—	13	(E)	70	13	(E)	62
	—	—	42	(K)		42	(K)	—
	—	—	14	(I)		14	(I)	—
	—	—	2	(M)		2	(M)	—
	—	—	—			(8	)(N)	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 27,500,000 shares issued and outstanding at June 30, 2020	3	—	(3	)(I)	—	(3	)(I)	—
Contributed capital	3,302	1,384,928	(26,000	)(C)	2,650,232	(26,000	)(C)	1,804,240
	—	—	(20,000	)(D)	—	(20,000	)(D)	—
	—	—	1,299,987	(E)	—	1,299,987	(E)	—
	—	—	186,913	(F)	—	186,913	(F)	—
	—	—	1,695	(H)	—	1,695	(H)	—
	—	—	1,062,089	(I)	—	1,062,089	(I)	—
	—	—	1,500	(J)	—	1,500	(J)	—
	—	—	(1,521,042	)(K)	—	(1,521,042	)(K)	—
	—	—	276,861	(L)	—	276,861	(L)	—
	—	—	(2	)(M)	—	(2	)(M)	—
	—	—	—		—	(845,992	)(N)	—
Retained earnings	1,695	578,722	(10,610	)(C)	223,600	(10,610	)(C)	223,600
	—	—	(30,565	)(D)	—	(30,565	)(D)	—
	—	—	(37,086	)(G)	—	(37,086	)(G)	—
	—	—	(1,695	)(H)	—	(1,695	)(H)	—
	—	—	(276,861	)(L)	—	(276,861	)(L)	—
Shareholders’ equity	5,000	1,963,650	905,252		2,873,902	59,252		2,027,902
Total liabilities and shareholders’ equity	1,107,564	8,333,189	(290,895)		9,149,858	(1,136,895)		8,303,858

See accompanying notes to unaudited pro forma condensed combined financial information.

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Pro Forma Condensed Combined Statements of Income
For the Six Months Ended June 30, 2020
(Unaudited)
(in thousands, except share and per share data)

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2020			Six Months Ended June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Revenues	$—	$458,902	$—		$458,902	$—		$458,902
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	—	96,579	—		96,579	—		96,579
General and administrative expenses	2,062	57,767	(2,062	)(AA)	56,582	2,062	(AA)	56,582
	—	—	(1,185	)(BB)	—	(1,185	)(BB)	—
Depreciation	—	29,641	—		29,641	—		29,641
Amortization of intangible assets	—	167,027	—		167,027	—		167,027
Total expenses	2,062	351,014	(3,247)		349,829	(3,247)		349,829
Operating (loss) income	(2,062)	107,888	(3,247)		109,073	(3,247)		109,073
Interest earned on marketable securities held in Trust Account	(4,216)	—	4,216	(AA)	—	4,216	(AA)	—
Unrealized loss on marketable securities held in Trust Account	6	—	(6	)(AA)	—	(6	)(AA)	—
Interest expense	—	177,015	(52,552	)(CC)	183,191	(52,552	)(CC)	183,191
	—	—	39,000	(DD)	—	39,000	(DD)	—
	—	—	19,728	(EE)	—	19,728	(EE)	—
Interest income	—	(148)	—		(148)	—		(148)
Net Income (loss) before income taxes	2,148	(68,979)	(7,139)		(73,970)	(7,139)		(73,970)
Provision (benefit) for income taxes	451	(10,139)	(1,663	)(FF)	(11,351)	(1,663	)(FF)	(11,351)
Net income (loss)	1,697	(58,840)	(5,476)		(62,619)	(5,476)		(62,619)
Weighted average shares outstanding – basic and diluted	30,397,160	10	656,352,830	(GG)	686,750,000	571,782,330	(GG)	602,179,500
Net loss per share – basic and diluted	$(0.03)	$(5,884,000)			$(0.09)			$(0.10)

See accompanying notes to unaudited pro forma condensed combined financial information.

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Pro Forma Condensed Combined Statements of Income
For the Year Ended December 31, 2019
(Unaudited)
(in thousands, except share and per share data)

	For the Period from October 30, 2019 (inception) through December 31, 2019	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2019
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments (assuming no redemptions)		Pro Forma Combined (assuming no redemptions)	Pro Forma Adjustments (assuming maximum redemptions)		Pro Forma Combined (assuming maximum redemptions)
Revenues	$—	$982,901	$—		$982,901	$—		$982,901
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	—	149,607	—		149,607	—		149,607
General and administrative expenses	1	75,225	(1	)(AA)	75,225	(1	)(AA)	75,225
Depreciation	—	55,807	—		55,807	—		55,807
Amortization of intangible assets	—	334,053	—		334,053	—		334,053
Total expenses	1	614,692	(1)		614,692	(1)		614,692
Operating income (loss)	(1)	368,209	1		368,209	1		368,209
Interest expense	—	376,346	(112,994	)(CC)	380,808	(112,994	)(CC)	380,808
			78,000	(DD)		78,000	(DD)
			39,456	(EE)		39,456	(EE)
Interest income	—	(196)	—		(196)	—		(196)
Gain on repurchase and cancellation of Notes	—	(18,450)	18,450	(CC)	—	18,450	(CC)	—
Net Income (loss) before income taxes	(1)	10,509	(22,911)		(12,403)	(22,911)		(12,403)
Provision (benefit) for income	—	799	(5,338	)(FF)	(4,539)	(5,338	)(FF)	(4,539)
taxes
Net income (loss)	(1)	9,710	(17,573)		(7,864)	(17,573)		(7,864)
Weighted average shares outstanding – basic and diluted	25,000,000	10	661,749,990	(GG)	686,750,000	577,179,490	(GG)	602,179,500
Net income (loss) per share – basic and diluted	$(0.00)	$ 971,000			$(0.01)			$(0.01)

See accompanying notes to unaudited pro forma condensed combined financial information.

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Transactions will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Churchill will be treated as the “acquired” company for financial reporting purposes with MultiPlan Parent determined to be the accounting acquiror. This determination was primarily based on MultiPlan Parent Owners being the majority stockholders and holding majority voting power in the combined company, MultiPlan Parent’s senior management comprising the majority of the senior management of the combined company, and the ongoing operations of MultiPlan Parent comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of MultiPlan Parent issuing shares for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill will be recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June  30, 2020 assumes that the Transactions occurred on June  30, 2020. The unaudited pro forma condensed combined statements of income for the six months ended June  30, 2020 and for the year ended December 31, 2019 present the pro forma effect of the Transactions as if they had been completed on January 1, 2019. These periods are presented on the basis of the Company as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using and should be read in conjunction with the following:

•	Churchill’s unaudited condensed balance sheet as of June 30, 2020 and the related notes for the six months ended June 30, 2020, included elsewhere in the proxy statement; and

•	MultiPlan Parent’s unaudited condensed consolidated balance sheet as of June 30, 2020 and the related notes for the six months ended June 30, 2020, included elsewhere in the proxy statement.

The unaudited pro forma condensed combined statements of income for the six months ended June  30, 2020 and for the year ended December 31, 2019 have been prepared using and should be read in conjunction with the following:

•	Churchill’s audited statement of income and comprehensive income for the year ended December 31, 2019 and the related notes and Churchill’s unaudited statement of income and comprehensive income for the six months ended June 30, 2020, included elsewhere in the proxy statement; and

•	MultiPlan Parent’s audited consolidated statements of income and comprehensive income for the year ended December 31, 2019 and the related notes and MultiPlan Parent’s unaudited condensed consolidated statements of loss and comprehensive loss for the six months ended June 30, 2020, included elsewhere in the proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. Management is currently finalizing certain equity agreements for the combined company. As these agreements are preliminary and not yet executed, management has not included a pro forma adjustment to reflect these equity agreements because such amounts are not known and not deemed factually supportable. It is currently anticipated that up to 85,850,000 shares of Churchill’s Class A common stock will be reserved for future issuance under equity incentive plans as of the Closing Date.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that MultiPlan Parent believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Churchill believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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2. Adjustments and Assumptions to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of income are not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the date indicated, nor is it indicative of the future consolidated results operations of the combined company. The unaudited pro forma condensed combined financial information is based upon historical financial statements of the companies and should be read in conjunction with their historical financial statements.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (a) directly attributable to the Transactions, (b) factually supportable and (c) with respect to the statements of income, expected to have a continuing impact on the results of the combined company. MultiPlan Parent and Churchill have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of income are based upon the number of shares outstanding, assuming the Transactions occurred on January 1, 2019. As the Transactions, including related proposed equity purchases, are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entire period presented. If the maximum number of shares of common stock of Churchill are redeemed, this calculation would need to be retroactively adjusted to eliminate such shares for the entire periods.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June  30, 2020 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents held in the Churchill trust account that becomes available in connection with the Transactions.

(B)	Reflects the settlement of deferred underwriters’ fees incurred during the Churchill IPO due upon completion of the Transactions.

(C)	Reflects adjustments related to the payment of the anticipated transaction costs by Churchill including, but not limited to, advisory fees, legal fees and registration fees. These costs resulted in a reduction of cash of $38 million, offset by the following adjustments:

•	$26 million decrease in contributed capital for the costs directly attributable to the offering of equity securities in connection with the Transactions;

•	$10.6 million decrease in retained earnings for the other incremental costs incurred in connection with the Transactions; and

•	$1.4 million decrease in accounts payable for any previously incurred transaction costs.

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(D)	Reflects adjustments related to the payment of anticipated transaction costs by MultiPlan Parent including, but not limited to, advisory fees, legal fees, transaction bonuses and registration fees, adjusted for additional transaction costs incurred by MultiPlan Parent. These costs resulted in a reduction of cash of $51.8 million, offset by the following adjustments:

•	$20 million decrease in contributed capital for the costs directly attributable to the offering of equity securities;

•	$30.6 million decrease in retained earnings for the other incremental costs incurred in connection with the Transactions; and

•	$1.2 million decrease in accounts payable for any previously incurred transaction costs.

(E)	Reflects 132.1 million Common PIPE Shares with a par value of $13.2 thousand and 6.5 million attached Common PIPE Warrants purchased by certain investors for $1,300.0 million.

(F)	Reflects the issuance of the Convertible Notes in the aggregate principal amount of $1,300.0 million, net of $32.5 million of original issue discount. The issuance results in the following adjustments:

•	$1,056.3 million increase in long-term debt, offset by an original issue discount of $32.5 million; and

•	$186.9 million increase in contributed capital for the cash conversion feature of the debt agreement, net of a $56.8 million increase in deferred income tax liabilities.

(G)	Reflects the reduction in cash in connection with the redemption of the Senior PIK Toggle Notes in full with the following adjustments:

•	$1,178.7 million reduction in long-term debt, offset by a proportional write-down of $13.5 million of unamortized deferred issuance costs and debt discount;

•	$8.3 million reduction in accrued interest; and

•	$37.1 million comprised of a $23.6 million make-whole premium related to early prepayment of Senior PIK Toggle Notes and $13.5 million related to a loss on extinguishment for the difference between the net carrying amount of the debt and the reacquisition price.

(H)	Elimination of Churchill’s retained earnings, which is inclusive of historical retained earnings.

(I)	Reflects the reclassification of Churchill common stock subject to possible redemption to permanent equity (common stock and contributed capital) assuming no redemptions, and the conversion of 27,500,000 outstanding shares of Churchill’s Class B common stock with a par value of $2.8 thousand to shares of Churchill’s Class A common stock on a one-for-one basis..

(J)	Reflects the issuance of an unsecured promissory note in the principal amount of $1.5 million to the Sponsor, and the simultaneous conversion at the option of the Sponsor into 1.5 million Working Capital Warrants.

(K)	Reflects the payment of the Closing Cash Consideration of $1,521.0 million to MultiPlan Parent Owners and the payment of the Closing Share Consideration of 415,700,000 new shares of Churchill’s Class A common stock with a par value of $41.6 thousand to the MultiPlan Parent Owners.

(L)	Reflects the immediate vesting of the Class B Unit awards upon the occurrence of a definitive liquidity event. The amount represents the acceleration of unvested awards outstanding as of June 30, 2020, as well as the additional value received by the holders of the awards in connection with the Merger Agreement.

(M)	Reflects the issuance of 1,500,000 shares of Churchill’s Class A common stock with a par value of $1.5 thousand to KG in partial payment of the placement fee.

(N)	Reflects the withdrawal of funds from the Churchill trust account and cash on hand to fund the redemption of the 84.6 million Churchill public shares (calculated as 110.0 million public shares outstanding less 25.4 million Covered Shares that will not be redeemed due to the Non-Redemption Agreements) for their pro rata share at an assumed redemption price of $10.00 per share. The actual redemption amount per share may be more or less than $10.00 per share and will be calculated based on the amount of funds in the trust account in accordance with Churchill’s certificate of incorporation.

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Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

The pro forma adjustments included in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2019 and the six months ended June  30, 2020 are as follows:

(AA)	Reflects the elimination of Churchill historical operating costs, interest income and unrealized gain on the trust account and related tax impacts that would not have been incurred had the Transactions been consummated on January 1, 2019. The operating costs eliminated included the transaction expenses related to the Transactions incurred in the six months ended June 30, 2020.

(BB)	Elimination of transaction expenses incurred by MultiPlan Parent related to the Transactions incurred in the six month period June 30, 2020.

(CC)	Reflects the reduction in interest expense related to redemption and satisfaction and discharge of the Senior PIK Toggle Notes and the elimination of the gain on repurchase and cancellation of Senior PIK Toggle Notes that was recognized by MultiPlan Parent in 2019.

(DD)	Reflects the increase in interest expense related to the $1,300.0 million of Convertible Notes issued by Churchill assuming cash interest of 6%.

(EE)	Reflects the amortization of the 2.5% original issue discount on $1,300.0 million of Convertible Notes and the bifurcated cash conversion feature on a straight-line basis over the seven years from issuance to maturity.

(FF)	Adjustments to the unaudited pro forma condensed combined statements of income have been made to reflect the income tax expense for the items described in (AA) through (EE) above, calculated at the U.S. federal statutory rate of 21% and the blended state rate of 2.3%.

(GG)	Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. Refer to the table below for the reconciliation of the pro forma adjustments for the weighted average shares outstanding.

	Assuming No Redemptions		Assuming Maximum Redemption
	Six Months Ended June 30, 2020	Twelve Months Ended December 31, 2019	Six Months Ended June 30, 2020	Twelve Months Ended December 31, 2019
Share issuance to the MultiPlan Parent Owners	415,700,000	415,700,000	415,700,000	415,700,000
Share issuance to purchasers of the Common PIPE Shares	132,050,000	132,050,000	132,050,000	132,050,000
Shares previously issued to Churchill’s Sponsor .	27,500,000	27,500,000	27,500,000	27,500,000
Shares previously issued to Churchill public shareholders	110,000,000	110,000,000	110,000,000	110,000,000
Maximum redemption			(84,570,500)	(84,570,500)
Shares issued in payment of placement fee to Churchill’s Sponsor	1,500,000	1,500,000	1,500,000	1,500,000
Shares issued and redeemed as part of the Transactions	686,750,000	686,750,000	602,179,500	602,179,500

The earnings per share amounts exclude the anti-dilutive impact from the following securities:

16

•	the 27,500,000 warrants sold during the Churchill IPO that will be converted in the Mergers into warrants to purchase up to a total of 27,500,000 shares of Churchill’s Class A common stock, which are exercisable at $11.50 per share;

•	the 23,000,000 private placement warrants sold to Churchill’s Sponsor concurrently with the Churchill IPO that will be converted in the Mergers into warrants to purchase up to a total of 23,000,000 shares of Churchill’s Class A common stock. The private placement warrants are exercisable at $11.50 per share. 4.8 million of these private placement warrants are subject to vesting only when a $12.50 stock price level is achieved; and

•	the shares of Churchill Class A common stock underlying the Common PIPE Warrants, Convertible Notes and Working Capital Warrants.

17